Exhibit 1.2

SUPPLEMENTAL AGREEMENT

TO

ENGAGEMENT AGREEMENT

      This Supplement Agreement (the “Supplemental Agreement”), dated as of September 18, 2013 (the “Commencement Date”), by and among Dataram Corporation (the “Company”) and TriPoint Global Equities, LLC (“TGE”) supplements that certain Engagement Letter dated as of August 29, 2013 of TGE by the Company (the “Original Agreement”). All capitalized terms not herein defined shall have the meaning ascribed to them in the Original Agreement.

W I T N E S S E T H

WHEREAS, the Original Agreement required that if the Company and TGE mutually determine that the Transaction shall take the form of a Registered Direct Offering (“RDO”) that the parties shall enter into a supplemental agreement that is mutually agreed to by both parties containing such covenants, representations and warranties of the parties as are customary for such a transaction;

WHEREAS, the Company and TGE have determined to conduct a RDO;

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to supplement the Original Agreement as follows:

1.      Retention. In addition to the terms of TGE's retention as set forth in Paragraph 1 of the Original Agreement, TGE shall also be retained as follows:

“On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent for the Company, on a reasonable best efforts basis, in connection with the proposed placement (the “Placement”) of up to $20 million of registered shares of the Company’s voting common stock, $1.00 par value per share (the “Securities”) pursuant to the Company's Registration Statement (as defined below), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors.  The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering.  Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing.  The Placement Agent shall act solely as the Company’s agent and not as principal.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”).”

2.      Reimbursement: In addition to the reimbursement provisions set forth in Paragraph 4 of the Original Agreement, TGE shall also be entitled to the following reimbursement of expenses:

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      “Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Placement Agent of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, (vi) the printing and delivery to the Placement Agent of copies of each preliminary prospectus, the Statutory Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent, registrar or depositary for the Securities, (viii) any fees payable in respect of listing the Securities on the NASDAQ, and (ix) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC.”

3.      Representations, Warranties and Covenants of the Company. In addition to the representations, warranties and covenants of the Company set forth in Paragraph 5 of the Original Agreement, the Company makes the following representations and warranties to the Placement Agent:

a.      Registration Statement.      The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-173212), as amended (the “Registration Statement”), covering the registration of the sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Any reference to Registration Statement shall, at any given time, include any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to any underwriter and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to herein as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

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All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

b.      Effective Registration Statement. The Company is permitted to use the Registration Statement to register and sell the Securities. The Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any requests on the part of the Commission for additional information with respect to the Registration Statement.

i.      At the respective times the Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, and at the Closing Date the Registration Statement, including any Rule 462(b) Registration Statement, and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement, including any Rule 462(b) Registration Statement, nor any amendment thereto contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement were issued, or at the Closing Date, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ii.      At the Applicable Time (as defined below), any other information conveyed to purchasers of the Securities at or prior to the Applicable Time, as set forth on Schedule A-1 hereto, and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

iii.      Each preliminary prospectus, the Statutory Prospectus and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations, and each such document furnished to the Placement Agent for use in connection with the Placement was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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iv.      The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

v.      As used in this subsection and elsewhere in this Agreement:

1.      “Applicable Time” means 9:05 a.m. (New York City time) on September 18, 2013 or such other time as agreed by the Company and the Placement Agent.

2.      “Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

vi.      (A) At the date of the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) at the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), without taking into account any determination of the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

c.      Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the time the Registration Statement, including any Rule 462(b) Registration Statement, or any amendment thereto became effective, at the Applicable Time and at the Closing Date, did not, do not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

d.      Offering Materials.  The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, and any other materials permitted by the Securities Act.

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e.      Subsidiaries.  All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are set forth in the exhibits to the Registration Statement.  Except as described in the Base Prospectus and Prospectus Supplement, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

f.            Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Prospectus Supplement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

g.      Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Prospectus Supplement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby and under the Prospectus Supplement have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below).  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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h.      No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Prospectus Supplement, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

i.      Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Prospectus Supplement, other than: (i) the filing with the Commission of the Prospectus Supplement, (ii) application(s) to the NASDAQ Capital Market (the “Trading Market”) for the listing of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

j.      Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the Prospectus Supplement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The shares underlying the Warrants (the “Warrant Shares”), when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Prospectus Supplement.

k.      Capitalization.  The capitalization of the Company is as set forth in the Prospectus Supplement.  The Company has not issued any capital stock since the date of filing of its latest periodic report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, in the event that the Company is not required to file periodic reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company has not issued any capital stock since the date of filing of the Prospectus Supplement, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time any Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the filing of the Prospectus Supplement.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions

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contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement.  Except (i) as a result of the purchase and sale of the Securities, (ii) for stock options issued pursuant to the Company's stock option plans and (iii) as disclosed in the Company’s SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

l.    SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

m.    Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Prospectus Supplement or a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in

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the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by the Prospectus Supplement or disclosed in the Prospectus Supplement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

n.      Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Prospectus Supplement or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

o.      Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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p.      Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

q.      Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

r.      Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the SEC Reports, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

s.      Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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t.      Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

u.      Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

v.      Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  If it is currently required to file periodic reports under Section 13(a) or 15(d) of the Exchange Act, the Company has presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

w.      Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement.

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x.      Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

y.      Registration Rights.  Except as disclosed in the SEC Reports or the Registration Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

z.      Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all such listing and maintenance requirements.

aa.       Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the transactions contemplated pursuant to the Prospectus Supplement, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

bb.      Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus Supplement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement or any free writing prospectus.   The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

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cc.      No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

dd.      Solvency.  Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date.  The Base Prospectus sets forth as of September 18, 2013 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “ Indebtedness “ means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

ee.      Tax Status.  Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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ff.      Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

gg.      Accountants.  The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and, to the Company’s knowledge, are not and have not been in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) in respect of the entity whose financial statements it audited.

hh.      Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

ii.      Office of Foreign Assets Control.  Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

jj.      U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

kk.      Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

ll.      Money Laundering.  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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mm.      Certificates.  Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

nn.      Reliance.  The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

oo.      Forward-Looking Statements.   No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Base Prospectus or the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

pp.      Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

qq.      FINRA Affiliations.  Except as set forth on Schedule 5(qq), there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, except as set forth on Schedule 5(qq), any five percent (5%) or greater shareholder of the Company.

rr.      NASDAQ. Shares of Common Stock outstanding prior to the issuance of the Securities are listed for quotation on the NASDAQ, and the Company has not received any notice from the NASDAQ regarding the delisting of such shares from the NASDAQ. The Company will file with the NASDAQ a Notification of Listing of Additional Shares with respect to the Securities required by the rules of the NASDAQ as soon as practicable following the date hereof.

ss.      FINRA. In accordance with the FINRA Rule 5110(b)(7)(C)(i), the Securities have been offered pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

4.      Covenants of the Company. In addition to the covenants contained in the Original Agreement, the Company further covenants with the Placement Agent as follows:

a)      Covenants of the Company. Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b) below, will comply with the requirements of Rule 430B, if applicable, and will notify the Placement Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order by any Governmental Entity preventing or suspending the use of any

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preliminary prospectus, the Statutory Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b)      Filing of Amendments. The Company will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Securities, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Placement Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall object.

c)      Delivery of Registration Statements. The Company has furnished or will deliver to the Placement Agent and counsel for the Placement Agent, without charge, copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Placement Agent, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)      Delivery of Prospectuses. The Company has delivered to the Placement Agent, without charge, as many copies of each preliminary prospectus and the Statutory Prospectus as the Placement Agent reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Placement Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Placement Agent may reasonably request. The preliminary prospectus, the Statutory Prospectus, the Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)      Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Transaction Documents and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event or development occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Statutory Prospectus or the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Securities, the Company promptly will (1) notify the Placement Agent of any such event or development, (2) prepare and file with the Commission, subject to Section 4(b) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing

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requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Placement Agent in such quantities as they may reasonably request. The Placement Agent’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions of Section 5 hereof.

f)      Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

g)      Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

h)      Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

i)      DTC. The Company shall use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

j)      Restriction on Sale of Securities. During the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, and without the prior written consent of the Placement Agent, the Company agrees not to (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Common Stock within the meaning of Section 16 of the 1934 Act or (5) publicly announce an intention to effect any transaction specified in clause (1), (2), (3) or (4). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Placement Agent of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

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The restrictions contained in the preceding paragraph shall not apply to any of the following (including any public announcement of the following or of intent to do any of the following): (i) the Securities to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock, options to purchase shares of Common Stock and other equity-based incentive awards pursuant to stock option and other equity compensation plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (iii) the issuance by the Company of shares of Common Stock upon the exercise of stock options or warrants that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement and the issuance by the Company of shares of Common Stock under stock options and other equity-based incentive awards issued after the date of this Agreement under stock option and other equity compensation plans, as those plans are in effect on the date of this Agreement, (iv) the sale of shares of Common Stock to employees, directors, agents or consultants by the Company pursuant to an employee stock purchase plan (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans or any other employee or director plan or arrangement), (v) the issuance by the Company of shares of Common Stock upon the exercise of a warrant or the conversion of any other security outstanding on the date of this Agreement of which the Placement Agent has been advised in writing, or (vi) the issuance by the Company of Common Stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction or the filing of a registration statement with the Commission relating to such issuance.

k)      Issuer-Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Placement Agent and the Placement Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule A-1. Each of the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule A-1 hereto and free writing prospectuses consented to by the Company and the Placement Agent is referred to herein as an “Issuer-Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer-Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by the Placement Agent of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in a final term sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

l)      Reporting Requirements. The Company, until the completion of the distribution of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

m)      NASDAQ. The Company will file a notification with the NASDAQ concerning the issuance of the Securities no later than ten calendar days after the Closing Time and any additional time of purchase.

n)      Transfer Agent. The Company shall maintain a registrar and transfer agent for the Common Stock.

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5.       No Fiduciary Relationship. This Supplemental Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof.

6.       Closing. The obligations of the Placement Agent hereunder and under the Original Agreement, are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

a)      Effectiveness of Registration Statement. (i) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent, (ii) each of the preliminary prospectus, the Statutory Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity, (iii) any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433 and (iv) there shall not have come to the Placement Agent’s attention any facts that would cause the Placement Agent to believe that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.

b)      Opinion of Counsel for the Company. At Closing Time, the Placement Agent shall have received on each Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter, addressed to the Placement Agent in form and substance satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

c)      Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition, earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Paragraph 5 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing the use any preliminary prospectus, the Statutory Prospectus or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission or other Governmental Entity.

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d)      Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from the independent registered public accounting firm of the Company (the “Accounting Firm”) a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Base Prospectus or the applicable Prospectus Supplement, which, in the Placement Agent's sole judgment, is material and adverse and that makes it, in the Placement Agent's sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus Supplement.

e)      Bring-down Comfort Letter. At Closing Time, the Placement Agent shall have received from the Accounting Firm, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (e) of this Paragraph, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

f)      DTC. At Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

g)      Listing. The Securities are registered pursuant to Section 12(b) of the 1934 Act and the Company shall have applied to list the Securities on the NASDAQ, and the Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act or terminating the application to list the Securities on the NASDAQ, and the Company shall have not received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing application.

h)      Delivery of General Disclosure Package and Prospectus. The Company shall have furnished to the Placement Agent the General Disclosure Package prior to the Applicable Time and the Prospectus on the New York business day next succeeding the date of this Agreement.

i)      Additional Documents. At Closing Time, counsel for the Placement Agent shall have been furnished with such documents, certificates and opinions as they may reasonably require, including for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

j)      Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Paragraph 4 and except that Paragraphs 2, 3 and 12 of the Original Agreement shall survive any such termination and remain in full force and effect.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

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7.      Relationship between Original Agreement and Supplemental Agreement. This Supplemental Agreement modifies and supplements certain information contained in the Original Agreement and should be read in its entirety, in conjunction with, and not in lieu of, the Original Agreement. Any sections contained in the Original Agreement will be deemed to be modified and/or superseded only to the extent indicated herein. To the extent any statement contained in this Supplemental Agreement is inconsistent with any statement in the Original Agreement, such statement in this Supplemental Agreement shall supersede such statement in the Original Agreement. Except as expressly supplemented or modified by this Supplemental Agreement, the provisions of the Original Agreement shall remain in full force and effect.

8.      Counterparts. This Supplemental Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Supplemental Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Supplemental Agreement, any amendments, waivers, consents or supplements, by facsimile or other electronic transmission (including a .pdf copy sent by e-mail) shall be deemed to constitute an original and fully effective signature of such party.

the balance of this page is intentionally left blank - signature page follows

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IN WITNESS WHEREOF, the parties duly executed this Supplement as of the date first set forth above.

TriPoint Global Equities, LLC

By:   /s/ Mark Elenowitz

Name: Mark Elenowitz

Title: Chief Executive Officer

Dataram Corporation

By:   /s/ John H. Freeman

Name: John H. Freeman

Title: President and Chief Executive Officer

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